Exhibit (a)(5)(C)

LETTER TO PARTICIPANTS IN
THE MARTEK BIOSCIENCES CORPORATION 401(K) RETIREMENT SAVINGS PLAN
(INCLUDING ELECTION FORM)
PURSUANT TO THE OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK

OF

MARTEK BIOSCIENCES CORPORATION

AT

$31.50 NET PER SHARE

BY

GREENBACK ACQUISITION CORPORATION

AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

KONINKLIJKE DSM N.V.

THE ENCLOSED ELECTION FORM MUST BE RECEIVED BY THE TABULATOR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 15, 2011, UNLESS THE OFFER IS EXTENDED. YOU MUST SIGN, COMPLETE AND RETURN THIS FORM FOR YOUR ELECTION TO BE VALID.

The Tabulator for the Tender Offer is:

Ellen Philip Associates

Call Toll-Free: 1-866-358-4698

By Mail (until 5:00 p.m., New York City time, on February 15, 2011):	By Internet (until 5:00 p.m., New York City time, on February 15, 2011):	By Courier (until 5:00 p.m., New York City time, on February 15, 2011):

Ellen Philip Associates Independent Plan Tabulator 134 West 26th Street New York, N.Y. 10001	https://www.tabulationsplus.com/matk	Ellen Philip Associates Independent Plan Tabulator 134 West 26th Street New York, N.Y. 10001

You should read carefully the enclosed Election Form, including the accompanying letter and Q&A, before you complete it. For the enclosed Election Form to be validly delivered, it must be received by the Tabulator at the address listed above or via the Internet at the website listed above before 5:00 p.m., New York City time, on February 15, 2011, unless the Offer is extended for more than three business days, in which case the deadline for receipt will be three business days prior to the date the Offer expires. Delivery of the Election Form to another address will not constitute a valid delivery.  You may also submit your decision to tender your shares by submitting your instructions via the above referenced toll-free number.  Deliveries of the Election Form to Martek Biosciences Corporation, the Dealer Manager, the Information Agent or the Depositary for the Offer will not be forwarded to the Tabulator and will not constitute a valid delivery.

LETTER TO PARTICIPANTS IN
THE MARTEK BIOSCIENCES CORPORATION 401(K) RETIREMENT SAVINGS PLAN

January 19, 2011

Dear Martek Biosciences Corporation 401(k) Retirement Savings Plan Participant:

This letter is provided to you, a participant in the Martek Biosciences Corporation 401(k) Retirement Savings Plan (the “Plan”).  Enclosed for your consideration are the Offer to Purchase, dated January 13, 2011 (the “Offer to Purchase”), the Plan Participant Q&A, and the Plan Participant Election Form (the “Election Form”) in connection with the offer by Greenback Acquisition Corporation, a Delaware corporation (“Purchaser”) and an indirect wholly-owned subsidiary of Koninklijke DSM N.V., a corporation organized in the Netherlands (“DSM”), to purchase all of the outstanding shares of common stock, par value $0.10 per share of Martek Biosciences Corporation, a Delaware corporation (“Martek”), at a price of $31.50 per share, net to the seller in cash (the “Offer Price”), without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”). We have also enclosed Martek’s Schedule 14D-9 Solicitation/Recommendation Statement for your information.  Unless the context otherwise requires, all references to shares shall refer to the shares of common stock, par value $0.10 per share, of Martek.

As a participant in the Plan, you have the right to decide whether you would like the Martek shares of common stock allocated to your Plan account (“Plan Shares”) tendered by the trustee of the Plan, Mercer Trust Company (the “Trustee”), to Purchaser in the Offer.  If, after reading the enclosed materials, you want to direct the Trustee, which holds the shares of common stock of Martek as an investment option in the Plan, to tender your Plan Shares, you must follow the instructions contained in this letter, fill out and sign the enclosed Election Form, and mail the Election Form in the enclosed pre-addressed envelope or submit your instructions via toll-free telephone call or via the Internet to Ellen Philip Associates (the “Tabulator”) by 5:00 p.m. on February 15, 2011, unless Purchaser extends the Offer for more than three (3) business days in which case your instructions must be received by 5:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Offer expires. To submit your tender instruction by toll-free telephone call, you may call 1-866-358-4698. To submit your tender instruction via the Internet, you may go to the following website: https://www.tabulationsplus.com/matk.  If you wish to submit your instructions by mail but do not wish to use the enclosed envelope, you may also mail your election form by first-class mail to:

Ellen Philip Associates

Independent Plan Tabulator

134 West 26th Street

New York, N.Y. 10001

None of the Trustee, the Tabulator, the Depositary, the Dealer Manager or the Information Agent makes any recommendation to you as to whether to tender or refrain from tendering your Plan Shares. You should carefully evaluate all information in the Offer to Purchase, consult with your own financial and tax advisors, and make your own decisions about whether to tender your Plan Shares, and, if so, how many to tender. If you do elect to tender Plan Shares, any proceeds received in respect of such Plan Shares will be invested in the appropriate age-based T. Rowe Price Retirement Fund under the Plan and will remain in the Plan; provided, however you may elect to redirect the proceeds to any other investment fund under the Plan that is open for new investments at any time after the proceeds have been allocated to your account under the Plan.

As noted in both the enclosed Offer to Purchase and the Schedule 14D-9 Solicitation/Recommendation Statement, the Martek board of directors unanimously recommends that stockholders accept the Offer and tender their shares of common stock into the Offer.

If you are a direct stockholder of Martek, you will receive under separate cover another copy (or copies) of the Offer documents which can be used to tender your directly-owned shares if you choose to do so. Instructions with respect to tendering your directly held shares are set forth in the Offer to Purchase and the related Letter of Transmittal. Those documents may not be used to direct the Trustee to tender the Plan Shares allocable to your individual account under the Plan.

Your instruction to the Trustee with regard to your Plan Shares should be submitted to the Tabulator (by completing, signing and sending the enclosed Election Form to the Tabulator, as described later in this document, or by toll-free telephone call or via the Internet), and the Trustee will tender the Plan Shares held in your Plan account in accordance with your instructions

2

(subject to the exceptions noted in this document).

If valid instructions to tender Plan Shares are not received by 5:00 p.m., New York City time, on February 15, 2011, the Plan Shares allocated to your Plan account will not be tendered, unless Purchaser extends the Offer for more than three (3) business days in which case your instructions must be received by 5:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Offer expires. Please note that your instructions to tender will be kept confidential from Martek. You also may request that the Trustee withdraw any tender instruction you have previously submitted, as long as you do so prior to 5:00 p.m., New York City time, on February 15, 2011 by toll-free telephone call or via the Internet. If the Offer is extended, then you must ensure that the Tabulator receives any election that you send, including any Election Form sent by mail, by 5:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Offer expires.

If you direct the Trustee to tender some or all of your Plan Shares attributable to your Plan account, then as of 5:00 p.m., New York City time, on February 16, 2011, certain transactions involving the tendered Plan Shares attributable to your Plan account, including all exchanges out, loans, withdrawals and distributions, will be prohibited until all processing related to the Offer has been completed, unless the Offer is terminated or the Offer is extended. This restriction on transactions will apply to all tendered Plan Shares and associated cash allocable to your Plan account.  Upon Purchaser purchasing any tendered Plan Shares, these balances will be moved into the appropriate age-based T. Rowe Price Retirement Fund. In the event that the Offer is extended, the restriction on transactions involving the Plan Shares will, if feasible, be temporarily lifted until three (3) business days prior to the new date on which the Offer expires, as extended, at which time a new restriction on these transactions involving your Plan Shares will commence. You can call MacKenzie Partners, Inc., the Information Agent for the Offer, toll-free, at 1-800-322-2885 to obtain updated information on the expiration date of the Offer and you can call the Trustee, Mercer Trust Company, at 1-877-888-4015 for information on Plan restrictions.

This letter is neither an offer to purchase nor a solicitation of an offer to sell shares of Martek common stock. DSM and Purchaser have filed a tender offer statement on Schedule TO and related materials with the U.S. Securities and Exchange Commission (“SEC”), and Martek has filed with the SEC a tender offer Solicitation/Recommendation Statement on Schedule14D-9 with respect to the Offer.  MARTEK STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) AND THE RELATED SOLICITATION/RECOMMENDATION STATEMENT (AS SUCH DOCUMENTS MAY BE AMENDED AND SUPPLEMENTED FROM TIME TO TIME), BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ PRIOR TO MAKING A DECISION TO TENDER PLAN SHARES. These documents are available at no charge on the SEC’s website at www.sec.gov.  The tender offer statement and related materials, tender offer solicitation/recommendation statement, and such other documents may be obtained for free by directing such requests to Mackenzie Partners, Inc., the information agent for the Offer, toll-free at 1-800-322-2885.

3

QUESTIONS AND ANSWERS WITH RESPECT TO TENDER RIGHTS

OF PARTICIPANTS IN
THE MARTEK BIOSCIENCES CORPORATION 401(K) RETIREMENT SAVINGS PLAN (THE “PLAN”)

Timeline/Important Dates:

Tender Offer starts:	January 13, 2011

Letter sent:	January 19, 2011

Election Forms:	Must be received by 5:00 p.m., New York City time, on February 15, 2011 (unless the Tender Offer is extended) in order for instructions to be followed.

Tender Offer Expires:	5:00 p.m., New York City time, on February 18, 2011 (unless the Tender Offer is extended)

DESCRIPTION OF THE OFFER

1.     What is the Tender Offer?

Greenback Acquisition Corporation, a Delaware corporation (“Purchaser”) and an indirect wholly-owned subsidiary of Koninklijke DSM N.V., a corporation organized in the Netherlands (“DSM”), has commenced a tender offer (the “Tender Offer”) in which Purchaser is offering to purchase all of the outstanding shares of common stock, par value $0.10 per share, of Martek Biosciences Corporation, a Delaware corporation (“Martek”), at a price of $31.50 per Share, net to the seller in cash (the “Offer Price”), without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 13, 2011 (the “Offer to Purchase”), and related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).  The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of December 20, 2010, among DSM, Purchaser and Martek (the “Merger Agreement”), under which, after the successful completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Martek, and Martek will be the surviving corporation and an indirect, wholly-owned subsidiary of DSM (the “Merger”).

Participants in the Plan who allocated some or all of their Plan accounts to the Martek Biosciences Stock Fund, a Plan investment option consisting of shares of Martek common stock plus a cash component (such shares are referred to in this Q&A as “Plan Shares”), may tender these Plan Shares by mail, toll-free telephone call or via the Internet. If tendering these Plan Shares by mail, Participants should indicate their intention to tender on the enclosed Election Form and return the form authorizing the Mercer Trust Company, the trustee of the Plan (the “Trustee”) to tender your Plan Shares in the Offer, either in the enclosed, pre-addressed envelope or by mailing the form to:

Ellen Philip Associates

Independent Plan Tabulator

134 West 26th Street

New York, N.Y. 10001

A pre-addressed envelope is enclosed for the purpose of returning your Election Form. If responding by mail, you should return your completed Election Form by mail to the Tabulator in ample time to ensure that it is received no later than 5:00 p.m., New York City time, on February 15, 2011 or, if the Offer is extended for more than three (3) business days, by 5:00 p.m. New York City time, on the date that is three (3) business days before the new date on which the Offer expires.

If responding by toll-free telephone call or via the Internet, participants should call 1-866-358-4698 or visit https://www.tabulationsplus.com/matk by 5:00 p.m., New York City time, on February 15, 2011 or, if the Offer is extended for more than three (3) business days, by 5:00 p.m. New York City time, on the date that is three (3) business days before the new date on which the Offer expires.

The terms and conditions of the Offer are fully described in the enclosed Offer to Purchase. You are urged to read the Offer to Purchase carefully.  The Martek board of directors has unanimously recommended that stockholders accept the Offer and tender their shares of common stock into the Offer.  For factors considered by the Martek board of directors in making its recommendation, please see the enclosed Schedule 14D-9, Solicitation/Recommendation Statement.

2.     What are my rights under the Tender Offer?

The Plan records indicate that Plan Shares are allocated to your account. You may direct the Trustee to tender all, some or none of these shares. Because the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), requires that all plan assets in most circumstances be held in trust, all of these Plan Shares are held in an account that is in the name of the Trustee. Consequently, only the Trustee may tender Plan Shares into the Offer.  The Trustee will tender Plan Shares by aggregating all Plan participant instructions and completing the required Letter of Transmittal for all Plan participants but only in accordance with your instructions as well as that of the other Plan participants.

3. Which Tender Offer materials did I receive and what is the purpose of each document?

The following materials are enclosed in this mailing:

1.   Letter to Participants in the Martek Biosciences Corporation 401(k) Retirement Savings Plan. This letter gives you details for participating in the Offer with respect to the Plan Shares in your Plan account.

2.   Offer to Purchase. This document describes all of the terms and conditions of the Offer. Please read this document carefully.

3.   Schedule 14D-9 Solicitation/Recommendation Statement.  This document describes, among other things, the factors the Martek board of directors considered in making its recommendations.

4.   Election Form. You must complete, sign and mail this document to the Tabulator in the enclosed pre-addressed envelope or communicate your intention by toll-free telephone call or via the Internet if you wish to direct the Trustee to tender some or all of your Plan Shares. If you fail to respond in one of the manners described above so that the Tabulator has not received your instructions by 5:00 p.m., New York City time, on February 15, 2011 (unless the Offer is extended for more than three (3) business days, in which case such notice must be received by no later than 5:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Offer expires), you will be deemed to have instructed the Trustee not to tender any of your Plan Shares under the Offer.

5.   Reply Envelope. A pre-addressed envelope is provided for your convenience. If you decide to tender some or all of your Plan Shares, you may use this envelope to mail the completed Election Form to the Tabulator. You should mail the election form in ample time to ensure that the Tabulator receives it by 5:00 p.m., New York City time, on February 15, 2011, unless the Offer is extended for more than three (3) business days, in which case such notice must be received by no later than 5:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Offer expires.

4. How do I direct the Plan’s Trustee?

You can instruct the Trustee to tender your Plan Shares by (i) completing the Election Form as described, signing it and returning it to the Tabulator by mail, (ii) calling the Tabulator toll-free or (iii) instructing the Tabulator via the Internet. If instructing the Trustee by mail, you may do this by using the pre-addressed envelope provided for this purpose. Alternatively, you may send your instruction by regular, certified or registered mail, or by overnight delivery, to the Tabulator. If instructing the Trustee by toll-free telephone call, you may do this by calling 1-866-358-4698 and follow the recorded instructions. If instructing the Trustee via the Internet, you may do so at https://www.tabulationsplus.com/matk.

The Tabulator must receive the Election Form or receive your instructions by toll-free telephone call or via the Internet before 5:00 p.m., New York City time, on February 15, 2011 (unless the Offer is extended for more than three (3) business days, in which case such notice must be received by no later than 5:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Offer expires).

To validly direct the Trustee to tender Plan Shares on your behalf you must:

1.   Instructions. Read carefully and follow exactly the instructions in (i) the Letter to Participants in the Martek Biosciences Corporation 401(k) Retirement Savings Plan and (ii) the Election Form. These documents will tell you how to direct the Trustee regarding your Plan Shares.

2.   By Mail: If directing the Trustee to tender Plan Shares on your behalf by mail, complete and sign the enclosed Election Form. Designate on the Election Form the whole percentage of your Plan Shares you wish to be tendered by the Trustee into the Offer. You must SIGN the Election Form to complete your instruction. Unless you sign the Election Form, your direction cannot be honored and the Election Form will be ineffective even if it is timely received by the Tabulator. We have enclosed a pre-addressed return envelope with these materials. You may use this pre-addressed envelope to return your completed Election Form if you wish to have the Trustee tender your Plan Shares.

3.   By Toll-Free Telephone Call. If directing the Trustee to tender Plan Shares on your behalf by toll-free telephone call, call the Tabulator at 1-866-358-4698. Have your control number, which appears on the enclosed Election Form, handy when you call.

4.   By Internet. If directing the Trustee to tender Plan Shares on your behalf via the Internet, visit https://www.tabulationsplus.com/matk. Have your control number, which appears on the enclosed Election Form, handy.

5.   Plan Account Balance. You may obtain information about the amount of your Plan account balance allocated to the Martek Biosciences Stock Fund by calling the Trustee, Mercer Trust Company, toll free at 1-877-888-4015.

Please be precise in providing your instruction and please act promptly.

5.                   How do I mail instructions to the Tabulator?

If directing the Trustee to tender Plan Shares on your behalf by mail, please return your instructions promptly recognizing the slow delivery time inherent in the U.S. mail. You may mail your Election Form to the Tabulator in the pre-addressed reply envelope that has been provided for this purpose. Alternatively, you may send your instruction by first-class mail or by registered, certified, express or overnight delivery to: Ellen Philip Associates, Independent Plan Tabulator, 134 West 26th Street, New York, NY 10001.  Do not deliver your instructions to the human resources department at Martek or the Depositary for the Offer.  The method of delivery of Election Forms is at the election and risk of the Plan participant.

6.     Must I provide directions to the Trustee?

You must respond if you wish the Trustee to tender any of your Plan Shares. If you do not wish to tender any of your Plan Shares, submit the Election Form with the “No” box checked. If you do nothing, however, you will be deemed to have instructed the Trustee not to tender any of the Plan Shares held for your benefit.

7.              How many Plan Shares may I tender and how do I learn the number of Plan Shares held for my benefit in the Plan?

You may tender a whole percentage up to 100% of the Plan Shares allocated to your Plan account as of February 14, 2011 (unless the Offer is extended, in which case Martek may set a later date).

The expiration date of the Offer is currently scheduled to occur at 5:00 p.m., New York City time, on February 18, 2011, (unless it is extended). The actual number of Plan Shares in your Plan account may change between the date that you instruct the Trustee to tender shares from your Plan account and the date that the Trustee actually tenders the Plan Shares. You may obtain information about the number of Plan Shares allocated to your Plan account by calling the Trustee, Mercer Trust Company, at 1-877-888-4015.

8.              Why must I direct the tender of Plan Shares allocated to my Plan account by percentage, rather than designating a set number of shares?

A percentage designation allows the Trustee to take into account transactions involving Plan Shares that might be effected after you complete and send your election form to the Tabulator, such as additional contributions to investment funds under the Plan that are open for new investments, exchanges or distributions of shares. The percentage designation allows the Trustee to tender your Plan Shares based upon the most recent information available to the Trustee as of the date that the Trustee submits the tendered shares in the Offer.

9.              What if I have shares in my Plan account AND hold shares outside of the Plan?

If you have Plan Shares and also own other shares (either in your possession or held by a bank or brokerage firm, or otherwise) outside of the Plan, you will receive two or more sets of Offer materials. You should be careful to follow the different instructions that apply for tendering each kind of shares. See the Offer to Purchase for more details.

10.       Who will know whether I tendered my Plan Shares?

Your directions to the Trustee will be kept confidential.  No Martek employee, officer or director will learn of your instruction unless such disclosure is required by law.

11.            Can I change my mind and direct the Trustee to withdraw Plan Shares that I previously directed the Trustee to tender?

Yes, you can withdraw your previously tendered Plan Shares, by issuing a new instruction by toll-free telephone call, via the Internet or by mail.  Such a new instruction effectively cancels any prior instruction. No matter how many instructions you submit, only your latest, timely submitted instruction will count. To issue a new instruction by phone, call 1-866-358-4698. To issue a new instruction via the internet, visit https://www.tabulationsplus.com/matk. The Tabulator must receive your new instructions before 5:00 p.m., New York City time, on February 15, 2011 (unless the Offer is extended for more than three (3) business days, in which case, such notice must be received by no later than 5:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Offer expires).

12.    Can I direct the Trustee to re-tender my Plan Shares?

Yes. If, after directing the Trustee to withdraw your previously tendered Plan Shares, you wish to direct the Trustee to re-tender your Plan Shares (or any portion thereof), you must (i) complete another Election Form and return it to the Tabulator, (ii) call the Tabulator toll-free, or (iii) instruct the Tabulator via the Internet, in each case, by 5:00 p.m., New York City time, on February 15, 2011 (unless the Offer is extended for more than three (3) business days, in which case the deadline for receipt of your instructions will be extended until 5:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Offer expires). You may request additional copies of the Election Form by calling MacKenzie Partners, Inc., the Information Agent for the Offer, toll-free at 1-800-322-2885.

13.    What if I have general questions about the Tender Offer?

Please contact MacKenzie Partners, Inc., the Information Agent for the Offer, toll-free, at 1-800-322-2885 or the Trustee, Mercer Trust Company, at 1-877-888-4015.

14.    How will I know if Purchaser has purchased my Plan Shares?

The purchase will be reflected in your Plan account as a transfer from the Martek Biosciences Stock Fund into the appropriate age-based T. Rowe Price Retirement Fund under the Plan. The transfer may not occur until seven (7) to ten (10) business days after the Offer expires.

OPERATION OF THE PLAN DURING THE OFFER

15.    What happens to contributions to my Plan account that are made after January 13, 2011?

Contributions made after January 13, 2011 to investment funds under the Plan that are open for new investments will be allocated as usual, in accordance with the sources of the contributions and, where applicable, your investment directions in effect at the time of your contribution, including any direction to invest such contributions in Plan Shares. Although the contributions will continue to be allocated during the Offer, your instructions will be applied only if you have Plan Shares in your Plan account as of February 14, 2011, and furthermore only if Plan Shares remain in your account as of February 16, 2011.  (Martek may set later dates, if the Offer is extended.)

16.    How will my Plan account be affected by the Offer?

If you direct the Trustee to tender some or all of the Plan Shares attributable to your Plan account, then as of 5:00 p.m., New York City time, on February 16, 2011, certain transactions involving the tendered shares of Martek common stock attributable to your Plan account, including all exchanges out, loans, withdrawals and distributions, will be prohibited until all processing related to the Offer has been completed, unless the Offer is terminated or the Offer is extended. This restriction on transactions will apply to all tendered Plan Shares and associated cash allocable to your Plan account.  Upon Purchaser purchasing any tendered Plan Shares, these balances will be moved into the appropriate age-based T. Rowe Price Retirement Fund. In the event that the Offer is extended, the restriction on transactions involving the Plan Shares will, if feasible, be temporarily lifted until three (3) business days prior to the new date on which the Offer expires, as extended, at which time a new restriction on these transactions involving your Plan Shares will commence. You can call MacKenzie Partners, Inc., the Information Agent for the Offer, toll-free, at 1-800-322-2885 to obtain updated information on expiration dates and deadlines and you can call the Trustee, Mercer Trust Company, at 1-877-888-4015 for information on Plan restrictions.

18.            What happens if I request a distribution, withdrawal or reallocation following the announcement of the Offer but before the restricted period starts?

Distributions and withdrawals from the Plan and transfers into or out of your Plan account will be processed in accordance with normal procedures prior to the start of the restricted period. However, if you have submitted an Election Form to direct the tender of any or all of your Plan Shares as indicated above, no transactions involving your shares of Martek Biosciences Stock Fund will occur during the restricted period as described in the previous question.

REINVESTMENT OF TENDER PROCEEDS

19.            How will the Plan invest the proceeds received from the Plan Shares that are tendered?

If you have directed the Trustee to tender any Plan Shares held for your benefit in the Plan’s Martek Biosciences Stock Fund, the tender proceeds and the cash associated with the tendered shares will be reinvested in the appropriate age-based T. Rowe Price Retirement Fund under the Plan. The appropriate age-based T. Rowe Price Retirement Fund is intended to constitute a “qualified default investment alternative” under Section 404(c)(5) of the ERISA. After the proceeds from the redemption of your Martek Biosciences Stock Fund shares are reinvested into the appropriate age-based T. Rowe Price Retirement Fund, you may choose to rebalance your account into any of the other investment options within the Plan at any time by contacting Putnam Investment at 1-877-888-4015 or via the web at www.ibenefitcenter.com.

PLAN PARTICIPANT ELECTION FORM

THE MARTEK BIOSCIENCES CORPORATION 401(k) RETIREMENT PLAN

BEFORE PROVIDING INSTRUCTIONS, PLEASE READ

THE ACCOMPANYING INFORMATION CAREFULLY.

CONTROL NUMBER:

Make sure to retain a copy of your control number in case you need it at a future time to make a change or revocation.

In response to the offer by Greenback Acquisition Corporation, a Delaware corporation (“Purchaser”) and an indirect wholly-owned subsidiary of Koninklijke DSM N.V., a corporation organized in the Netherlands (“DSM”), to purchase all of the outstanding shares of common stock, par value $0.10 per share of Martek Biosciences Corporation, a Delaware corporation (“Martek”), at a price of $31.50 per share, net to the seller in cash (the “Offer Price”), without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), I hereby instruct Mercer Trust Company (“Trustee”), to tender or not to tender the Shares allocated to my account under The Martek Biosciences Corporation 401(k) Retirement Plan (the “Plan”) in response to the Offer as follows:

PLEASE CHECK ONE BOX AND COMPLETE THE REMAINDER OF THE FORM - If more than one box is checked below your instruction will be disregarded.

☐            YES.  I DIRECT TRUSTEE TO TENDER ALL OF THE SHARES ALLOCATED TO MY PLAN ACCOUNT.

☐            YES. I DIRECT TRUSTEE TO TENDER A PORTION                      % (1% - 99%, WHOLE PERCENTAGE ONLY) OF THE SHARES ALLOCATED TO MY PLAN ACCOUNT. If you fail to insert a (whole) percentage, your instruction will be treated as an instruction NOT to tender any of your Shares.

☐            NO. I DIRECT TRUSTEE NOT TO TENDER ANY OF THE SHARES ALLOCATED TO MY PLAN ACCOUNT.

You may submit your tender instruction to Ellen Philip Associates, as Independent Plan Tabulator, by toll-free telephone call, by Internet or by mail. On the Internet facility you may choose to receive an instant confirmation. Have your control number handy when you call the toll-free number or access the Internet to provide your instruction.

On the Internet, go to https://www.tabulationsplus.com/matk. On a touch-tone phone call 1-866-358-4698.

Tender instructions that are not timely received, and, if submitted by mail, those received incomplete, illegible, or otherwise not in good order will be treated as an instruction not to tender Shares.

The quickest way to submit your instruction is by telephone or Internet. However, if you prefer to do so, you may submit written instructions by completing this form and mailing it promptly in the enclosed postage-prepaid envelope.

If you wish to change an instruction you may do so by issuing a new instruction by telephone, Internet or mail. Issuing a new instruction will effectively revoke any prior instruction. No matter how many instructions you submit, only your latest instruction will be counted.

YOUR INSTRUCTION, HOWEVER SUBMITTED,  MUST BE RECEIVED BY THE TABULATOR NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 15, 2011 (OR, IN THE EVENT THE OFFER IS EXTENDED FOR MORE THAN THREE BUSINESS DAYS, 5:00 P.M., NEW YORK CITY TIME ON THE DATE THAT IS THREE BUSINESS DAYS PRIOR TO SUCH EXTENDED EXPIRATION DATE), OR YOUR SHARES WILL NOT BE TENDERED.

, 2011
Signature	Date
Please sign exactly as name appears hereon.